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                                                                     Exhibit 5.1

                             [RH Donnelley letterhead]


                                    May 2, 2003

Securities and Exchange Commission
450 5th Street, N.W. Judiciary Plaza
Washington, D.C. 20549

            Re: Registration Statement on Form S-4 filed by R.H. Donnelley Inc.
                (the "Registration Statement)

Ladies and Gentlemen:

         I am the Vice President, General Counsel and Corporate Secretary for R.H. Donnelley Inc., a Delaware corporation (the "COMPANY"), and have acted as such in connection with the issuance and exchange (the "EXCHANGE OFFER") of up to (i) $325,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2010 (the "SENIOR EXCHANGE NOTES") for an equal principal amount of the Company's 8 7/8% Senior Notes due 2010 outstanding on the date hereof (the "SENIOR PRIVATE NOTES") and (ii) $600,000,000 aggregate principal amount of the Company's 10 7/8% Senior Subordinated Notes due 2012 (the "SENIOR SUBORDINATED EXCHANGE NOTES" and together with the Senior Exchange Notes, the "EXCHANGE NOTES") for an equal principal amount of the Company's 10 7/8% Senior Subordinated Notes due 2012 outstanding on the date hereof (the "SENIOR SUBORDINATED PRIVATE NOTES" and together with the Senior Private Notes, the "PRIVATE NOTES"). The Senior Private Notes have been, and the Senior Exchange Notes will be, issued pursuant to an Indenture, dated as of December 3, 2002 (the "SENIOR INDENTURE"), between the Company and the Bank of New York, as Trustee. The Senior Subordinated Private Notes have been, and the Senior Subordinated Exchange Notes will be, issued pursuant to an Indenture, dated as of December 3, 2002 (the "SENIOR SUBORDINATED INDENTURE"), between the Company and The Bank of New York, as Trustee. The Private Notes are, and the Exchange Notes will be, guaranteed (each, a "GUARANTEE") on a joint and several basis by R.H. Donnelley Corporation, a Delaware corporation and the Company's parent, and each of the following direct and indirect subsidiaries of the Company: R.H. Donnelley Acquisitions, Inc., R.H. Donnelley APIL, Inc., R.H. Donnelley CD, Inc., Get Digital Smart.com, Inc., each of which are Delaware corporations, R.H. Donnelley Publishing & Advertising, Inc., a Kansas corporation, and CenDon, L.L.C., a Delaware limited liability company (collectively, the "GUARANTORS").

         In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:


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Securities and Exchange Commission
May 2, 2003
Page 2 of 3


         1. When the Registration Statement becomes effective under the Securities Act of 1933 and the Senior Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Senior Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Senior Private Notes, the Senior Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company;

         2. When the Registration Statement becomes effective under the Securities Act of 1933 and the Senior Subordinated Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Senior Subordinated Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Senior Subordinated Private Notes, the Senior Subordinated Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company;

         3. When the Registration Statement becomes effective under the Securities Act of 1933 and the Guarantees of the Senior Exchange Notes (the "SENIOR EXCHANGE GUARANTEE") are delivered in accordance with the terms of the Exchange Offer in exchange for the Guarantees of the Senior Private Notes, the Senior Exchange Guarantee of each Guarantor will have been validly issued by the respective Guarantor and will constitute a valid and binding obligation of the respective Guarantor.

         4. When the Registration Statement becomes effective under the Securities Act of 1933 and the Guarantees of the Senior Subordinated Exchange Notes (the "SENIOR SUBORDINATED EXCHANGE GUARANTEE") are delivered in accordance with the terms of the Exchange Offer in exchange for the Guarantees of the Senior Subordinated Private Notes, the Senior Subordinated Exchange Guarantee of each Guarantor will have been validly issued by the respective Guarantor and will constitute a valid and binding obligation of the respective Guarantor.

         My examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly my opinions herein are limited to, the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. I express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.


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Securities and Exchange Commission
May 2, 2003
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         I hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,



                                            /s/ Robert J. Bush
                                            Robert J. Bush
                                            Vice President, General Counsel
                                               and Corporate Secretary